SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2012

MADISON COUNTY FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-181070	46-0658311
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

111 West Third Street, Madison, Nebraska	68748
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (402) 454-6511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

Madison County Financial, Inc. (the “Company”), the proposed holding company for Madison County Bank (the “Bank”), announced today that it has completed its subscription and community stock offerings and expects to close its stock offering and the simultaneous mutual-to-stock conversion of Madison County Holding Company, MHC (the “MHC”) on Wednesday, October 3, 2012.

        Shares of Madison County Financial, Inc. are expected to begin trading on Thursday, October 4, 2012 on the NASDAQ Capital Market under the symbol “MCBK.” The completion of the stock offering remains subject to confirmation by RP Financial, LC, the Company’s independent appraiser, of the Company’s existing appraisal and receipt of final regulatory approvals, including approval of the amount of stock sold in the offering.

       The Company has received and accepted orders for 3,193,054 shares of its common stock at $10.00 per share, including 255,444 shares, equal to 8.0% of the shares sold in the offering, being purchased by the Bank’s employee stock ownership plan.

At a special meeting of the members of the MHC on September 24, 2012, the members approved the MHC’s Plan of Conversion and Reorganization.

For questions relating to the offering, please contact the Stock Information Center at (877) 860-2086.  Stock certificates will be processed promptly after the close of the transaction.

The subscription offering and community offering were managed by Keefe, Bruyette & Woods, Inc.  Luse Gorman Pomerenk & Schick, P.C. acted as counsel to Madison County Financial, Inc., Madison County Holding Company, MHC and Madison County Bank.  Silver Freedman & Taff, L.L.P. acted as counsel to Keefe , Bruyette & Woods, Inc.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements about the offering.  Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Forward-looking statements, by their nature, are subject to risks and uncertainties.  Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the offering, delays in receiving final regulatory approvals, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which Madison County Financial, Inc. and Madison County Bank are engaged.

Item 9.01                      Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.	Not Applicable.
(b)	Pro Forma Financial Information	Not Applicable.
(c)	Shell Company Transactions	Not Applicable.
(d)	Exhibits.	Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MADISON COUNTY FINANCIAL, INC.

DATE: September 25, 2012	By:	/s/ David J. Warnemunde
David J. Warnemunde
President and Chief Executive Officer